Effective as of December 1, 2023 1 NEW FORTRESS ENERGY INC. CLAWBACK POLICY The Board of Directors (the “Board”) of New Fortress Energy Inc. (the “Company”) has determined that it is appropriate for the Company to adopt this Clawback Policy (the “Policy”) to be applied to the Executive Officers of the Company effective as of the Effective Date. 1. Definitions For purposes of this Policy, the following definitions shall apply: a) “Committee” means the Compensation Committee of the Board. b) “Company Group” means the Company and each of its Subsidiaries, as applicable. c) “Covered Compensation” means any Incentive-Based Compensation granted, vested or paid to a person who served as an Executive Officer at any time during the performance period for the Incentive-Based Compensation and that was received (i) on or after the effective date of Nasdaq Rule 5608 (i.e., October 2, 2023), (ii) after the person became an Executive Officer and (iii) at a time that the Company had a class of securities listed on a national securities exchange or a national securities association. d) “Effective Date” means December 1, 2023. e) “Erroneously Awarded Compensation” means the amount of Covered Compensation granted, vested or paid to a person that exceeds the amount of Covered Compensation that otherwise would have been granted, vested or paid to the person had such amount been determined based on the applicable Restatement, computed without regard to any taxes paid (i.e., on a pre-tax basis). For Covered Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the Committee will determine the amount of such Covered Compensation that constitutes Erroneously Awarded Compensation, if any, based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Covered Compensation was granted, vested or paid and the Committee shall maintain documentation of such determination and provide such documentation to the Nasdaq. f) “Exchange Act” means the Securities Exchange Act of 1934.

2 g) “Executive Officer” means each “officer” of the Company as defined under Rule 16a- 1(f) under Section 16 of the Exchange Act, which shall be deemed to include any individuals identified by the Company as executive officers pursuant to Item 401(b) of Regulation S-K under the Exchange Act. Both current and former Executive Officers are subject to the Policy in accordance with its terms. h) “Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures and may consist of GAAP or non-GAAP financial measures (as defined under Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act), (ii) stock price or (iii) total shareholder return. Financial Reporting Measures may or may not be filed with the SEC and may be presented outside the Company’s financial statements, such as in Managements’ Discussion and Analysis of Financial Conditions and Result of Operations or in the performance graph required under Item 201(e) of Regulation S-K under the Exchange Act. i) “Home Country” means the Company’s jurisdiction of incorporation. j) “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. k) “Lookback Period” means the three completed fiscal years (plus any transition period of less than nine months that is within or immediately following the three completed fiscal years and that results from a change in the Company’s fiscal year) immediately preceding the date on which the Company is required to prepare a Restatement for a given reporting period, with such date being the earlier of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a Restatement. Recovery of any Erroneously Awarded Compensation under the Policy is not dependent on if or when the Restatement is actually filed. l) “Nasdaq” means the Nasdaq Stock Market. m) “Received.” Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in or otherwise relating to the Incentive-Based Compensation award is attained, even if the grant, vesting or payment of the Incentive-Based Compensation occurs after the end of that period.

3 n) “Restatement” means a required accounting restatement of any Company financial statement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as a “Big R” restatement) or (ii) to correct an error in previously issued financial statements that is not material to the previously issued financial statements but that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as a “little r” restatement), within the meaning of Exchange Act Rule 10D-1 and Nasdaq Rule 5608. Changes to the Company’s financial statements that do not represent error corrections under the then-current relevant accounting standards will not constitute Restatements. Recovery of any Erroneously Awarded Compensation under the Policy is not dependent on fraud or misconduct by any person in connection with the Restatement. o) “SEC” means the United States Securities and Exchange Commission. p) “Subsidiary” means any domestic or foreign corporation, partnership, association, joint stock company, joint venture, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company. “Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise. 2. Recoupment of Erroneously Awarded Compensation In the event of a Restatement, any Erroneously Awarded Compensation received during the Lookback Period prior to the Restatement (a) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (b) that has been paid to any person shall be subject to reasonably prompt repayment to the Company Group in accordance with Section 3 of this Policy. The Committee must pursue (and shall not have the discretion to waive) the forfeiture and/or repayment of such Erroneously Awarded Compensation in accordance with Section 3 of this Policy, except as provided below. Notwithstanding the foregoing, the Committee (or, if the Committee is not composed entirely of independent directors, a majority of the independent directors serving on the Board) may determine not to pursue the forfeiture and/or recovery of Erroneously Awarded Compensation from any person if the Committee determines that such forfeiture and/or recovery would be impracticable due to any of the following circumstances: (i) the direct expense paid to a third party (for example, reasonable legal expenses and consulting fees) to assist in enforcing the Policy would exceed the amount to be recovered (following reasonable attempts by the Company Group to recover such Erroneously Awarded Compensation, the

4 documentation of such attempts, and the provision of such documentation to the Nasdaq), (ii) pursuing such recovery would violate the Company’s Home Country laws adopted prior to November 28, 2022 (provided that the Company obtains an opinion of Home Country counsel acceptable to the Nasdaq that recovery would result in such a violation and provides such opinion to the Nasdaq), or (iii) recovery would likely cause any otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company Group, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. To the extent that a person has already reimbursed the Company for any Erroneously Awarded Compensation under any duplicative recovery obligations established by the Company or applicable law, it shall be appropriate for any such reimbursed amount to be credited to the amount of Erroneously Awarded Compensation that is subject to recovery under this Policy. 3. Means of Repayment In the event that the Committee determines that any person shall repay any Erroneously Awarded Compensation, the Committee shall provide written notice to such person by email or certified mail to the physical address on file with the Company Group for such person, and the person shall satisfy such repayment in a manner and on such terms as required by the Committee (to the fullest extent permitted under applicable law, including without limitation, Section 409A of the Internal Revenue Code and the regulations and guidance thereunder), so long as such manner and terms ensure that the Committee will recover the Erroneously Awarded Compensation reasonably promptly, including, without limitation, through a deferred payment plan that allows such person to repay the Erroneously Awarded Compensation as soon as possible without unreasonable economic hardship to such person. 4. No Indemnification No person shall be indemnified, insured or reimbursed by the Company Group in respect of any loss of compensation by such person in accordance with this Policy, and no person shall be paid or reimbursed by the Company Group for any premiums paid by such person for any third-party insurance policy covering potential recovery obligations under this Policy. For this purpose, “indemnification” includes any modification to current compensation arrangements or other means that would amount to de facto indemnification (for example, providing the person a new cash award which would be cancelled to effect the recovery of any Erroneously Awarded Compensation). 5. Miscellaneous This Policy generally will be administered and interpreted by the Committee. Any determination by the Committee with respect to this Policy shall be final, conclusive and binding on all interested parties. The determinations of the Committee under this Policy need

5 not be uniform with respect to all persons, and may be made selectively amongst persons, whether or not such persons are similarly situated. This Policy is intended to satisfy the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and any related rules or regulations promulgated by the SEC or the Nasdaq, including any additional or new requirements that become effective after the Effective Date which upon effectiveness shall be deemed to automatically amend this Policy to the extent necessary to comply with such additional or new requirements. The provisions in this Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy. Recoupment of Erroneously Awarded Compensation under this Policy is not dependent upon the Company Group satisfying any conditions in this Policy, including any requirement to provide applicable documentation to the Nasdaq. 6. Amendment and Termination To the extent permitted by, and in a manner consistent with applicable law, including SEC and Nasdaq rules, the Committee may terminate, suspend or amend this Policy at any time in its discretion. 7. Successors This Policy shall be binding and enforceable against all persons and, to the extent required by the SEC or Nasdaq rules, their respective beneficiaries, heirs, executors, administrators or other legal representatives with respect to any Covered Compensation granted, vested or paid to or administered by such persons or entities.

Effective as of December 1, 2023 NEW FORTRESS ENERGY INC. CLAWBACK POLICY ACKNOWLEDGMENT, CONSENT AND AGREEMENT I acknowledge that I have received and reviewed a copy of the New Fortress Energy Inc. Clawback Policy (as may be amended from time to time, the “Policy”) and I have been given an opportunity to ask questions about the Policy and review it with my counsel. I knowingly, voluntarily and irrevocably consent to and agree to be bound by and subject to the Policy’s terms and conditions, including that I will return any Erroneously Awarded Compensation that is required to be repaid in accordance with the Policy. I further acknowledge, understand and agree that (i) the compensation that I receive, have received or may become entitled to receive from the Company Group is subject to the Policy, and the Policy may affect such compensation and (ii) I have no right to indemnification, insurance payments or other reimbursement by or from the Company Group for any compensation that is subject to recoupment and/or forfeiture under the Policy. Capitalized terms not defined herein have the meanings set forth in the Policy. Signed: _________________________________________ Print Name: _________________________________________ Date: _________________________________________